EXHIBIT 99.1

[LOGO]

FOR IMMEDIATE RELEASE

Contact: Mike Ogburn
Churchill Downs Incorporated
(502) 636-4415 (office)
(502) 262-0224(mobile)
mogburn@kyderby.com

CHURCHILL DOWNS INCORPORATED AGREES TO TERMS WITH FAIR
GROUNDS CORPORATION, HORSEMEN

LOUISVILLE, Ky. (Sept. 1, 2004) — Churchill Downs Incorporated (Nasdaq: CHDN) (“CDI” or “Company”) today announced that it has agreed to terms with Fair Grounds Corporation (“Fair Grounds”) and other parties to acquire Fair Grounds Race Course for $47 million, pending approval of the U.S. Bankruptcy Court, Eastern District of Louisiana.

        Thomas H. Meeker, CDI’s president and chief executive officer, stated: “We are excited to have agreed on terms that will inure to the benefit of all parties involved. From the outset, we have endeavored to reach an agreement with the horsemen and to maximize the value of the asset for the racetrack’s creditors and shareholders. We believe the agreement accomplishes this, and we are satisfied that all constituents now share a common goal. It is paramount to all parties to bring the deal to closure as quickly as possible, well in advance of the upcoming race meet.”

        “Fair Grounds, with its rich tradition and winter-race schedule, is an excellent strategic fit for CDI and will benefit greatly from our operational expertise, industry-leading brand and simulcast network,” Meeker added. “We look forward to working with racetrack President Bryan Krantz and the Louisiana horsemen to deliver an outstanding meet in November and in the years to come. We are eager to become a part of the New Orleans community.”

        Before the agreement is consummated, the bankruptcy court must confirm the terms of the deal in the form of an amended bankruptcy plan. The parties anticipate the court will hold a final confirmation hearing to consider approval of the amended plan on Sept. 24.

        Churchill Downs Incorporated (“CDI”), headquartered in Louisville, Ky., owns and operates world-renowned horseracing venues throughout the United States. The Company’s racetracks in California, Florida, Illinois, Indiana and Kentucky host 114 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships – more than any other North American racing company. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

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700 CENTRAL AVENUE LOUISVILLE, KY 40208 P:(502) 636-4400 churchilldownsincorporated.com

Churchill Downs Incorporated Agrees To Terms with Fair Grounds Corporation, Horsemen

Sept. 1, 2004

        This news release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; costs associated with our efforts in support of alternative gaming initiatives; costs associated with our Customer Relationship Management initiative; a substantial change in law or regulations affecting our pari-mutuel activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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